                                                                  Exhibit 5.1


                       EMENS, KEGLER, BROWN, HILL & RITTER
                        A Legal Professional Association
                         ATTORNEYS AND COUNSELORS AT LAW

CAPITOL SQUARE                                       TELEPHONE (614) 462-5400
SUITE 1800                                           FACSIMILE (614) 464-2634
65 EAST STATE STREET
COLUMBUS, OHIO 43215-4294


                                December 2, 1996

Benton Oil and Gas Company
1145 Eugenia Place
Suite 200
Carpinteria, California  93013

Gentlemen:

         We have acted as counsel for Benton Oil and Gas Company (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of up to 424,608 shares of common stock, $0.01 par value per share (the "Shares"), 9,748 of which have been issued and may be sold from time to time by Selling Stockholders and an aggregate of 414,860 Shares to be issued upon the exercise of outstanding stock options ("Options") and common stock purchase warrants ("Warrants"). In this connection, we have examined the Certificate of Incorporation, the Bylaws and the respective amendments thereto, the directors' and stockholders' minutes, and the Registration Statement filed with the Securities and Exchange Commission, and exhibits thereto, and such other documents that we have deemed necessary to the opinion hereinafter expressed.

         We are of the opinion that the outstanding Shares are validly authorized, legally issued, fully paid, and non-assessable.

         We are of the opinion that the Shares issued upon exercise of the Options and Warrants as contemplated by the Stock Option Agreements and Warrant Agreements will be validly authorized, legally issued, fully paid, and non-assessable.

         We hereby consent to the reference to Emens, Kegler, Brown, Hill & Ritter Co., L.P.A. appearing under the heading "Legal Matters" in the Registration Statement and any amendments thereto and the Prospectus of the Company relating to the sale of the Shares.

                     Very truly yours,

                     EMENS, KEGLER, BROWN, HILL & RITTER CO., L.P.A.



                     By:     /s/ Jack A. Bjerke
                        --------------------------------------
                            Jack A. Bjerke, Vice President